USANA Health Sciences Reports Third Quarter 2025 Results and Updates Full-Year Outlook

SALT LAKE CITY, October 22, 2025 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal third quarter ended September 27, 2025.

Key Financial Results
Third Quarter 2025 vs. Third Quarter 2024
•Net sales of $214 million versus $200 million, representing 7% year-over-year growth.
•Net loss of -$6.5 million versus net earnings of $10.6 million.
•Diluted EPS of -$0.36 as compared with $0.56.
•Adjusted diluted EPS(1) of -$0.15 as compared with $0.56.
•Adjusted EBITDA(2) of $13.8 million versus $24.6 million.
•Direct selling Active Customers of 388,000 versus 452,000.
•Hiya Active Monthly Subscribers of 193,400.

Q3 2025 Financial Performance

Consolidated Results
		Year-Over-Year	Sequentially
Net Sales	$214 million	+7% (No meaningful FX impact)	-9%
Net (Loss) Earnings*	-$6.5 million	N/A	N/A
Diluted EPS	-$0.36	N/A	N/A
Adjusted Diluted EPS(1)	-$0.15	N/A	N/A
Adjusted EBITDA(2)	$13.8 million	-44%	-55%
*Pretax earnings for Q3 2025 totaled $1.8 million with income tax expense of $8.5 million. The adjustment to income taxes during the period, as a result of updating the annual effective tax rate, is about $7.6 million greater than what would have been expected using the previously guided 45% tax rate.

Net earnings, EPS and EBITDA figures represent amounts attributable to USANA and excludes the noncontrolling interest of 21.15% in Hiya.

“USANA provided third quarter results in line with the preliminary results we announced on October 9, 2025,” said Jim Brown, President and Chief Executive Officer. “We rolled out our enhanced Brand Partner compensation plan during the third quarter. Since this launch, our commercial team has been actively training, educating and supporting Brand Partners across our global markets to help them leverage the new plan. We are encouraged by the pickup in sales activity and leader productivity in recent weeks. Our enhanced compensation plan represents a bold and strategic move to modernize our business and better position our Brand Partners, and the Company, for long-term success in a competitive landscape.

“We held a successful Global Convention in Salt Lake City during the third quarter where we launched several new and upgraded products, recognized our Brand Partners, and trained them on our enhanced compensation plan. Our commercial team will continue to work alongside our Brand Partners over the next several quarters to help promote our new products and compensation plan. We remain confident that our product and opportunity strategy will position the Company to drive growth in our direct selling business and deliver long-term value for our stakeholders.

“Hiya, our direct-to-consumer (DTC) business, has delivered 26% year-to-date sales growth, and made significant progress on several integration initiatives during the quarter, including the transition to a new logistics partner, which is anticipated to drive operational efficiency. We are also leveraging USANA’s manufacturing expertise to support Hiya and will begin bringing their products in-house over the next several months. We continue to expect Hiya to generate double-digit sales growth for 2025 and remain confident in their long-term growth.”

Q3 2025 Direct Selling Regional Results:

Asia Pacific Region
		Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Net Sales	$140 million	-13%	-13%	-15%
Active Customers	308,000	-14%	N/A	-8%

Asia Pacific Sub-Regions
			Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Greater China	Net Sales	$93 million	-9%	No meaningful FX impact	-18%
	Active	210,000	-14%	N/A	-9%
	Customers
North Asia	Net Sales	$18 million	-14%	-12%	+3%
	Active	37,000	-10%	N/A	—%
	Customers
Southeast Asia Pacific	Net Sales	$29 million	-22%	-23%	-11%
	Active	61,000	-20%	N/A	-10%
	Customers

Americas and Europe Region
		Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Net Sales*	$43 million	+8%	+8%	+12%
Active Customers	80,000	-13%	N/A	-2%
*Includes $7 million of ‘Other’

Q3 2025 Hiya Direct to Consumer Results:

Hiya
Net Sales	$31 million
Active Monthly Subscribers	193,400

Balance Sheet
The Company ended the quarter with $145 million in cash and cash equivalents and no debt. The Company has approximately $34 million remaining under the current share repurchase authorization as of the end of the third quarter.

Fiscal Year 2025 Outlook
The Company is updating its outlook for fiscal year 2025, as follows:

Fiscal Year 2025 Outlook
	Updated Estimate	Previous Range
Consolidated net sales	$920 million	$920 million to $1.0 billion
Net earnings	$15 million	$29 million to $41 million
Diluted EPS	$0.78	$1.50 to $2.20
Adjusted Diluted EPS(1)	$1.73	$2.35 to $3.00
Adjusted EBITDA(2)	$98 million	$107 million to $123 million
Net earnings, EPS and EBITDA figures represent amounts attributable to USANA and excludes the noncontrolling interest of 21.15% in Hiya.

Doug Hekking, Chief Financial Officer, commented, “Short-term profitability was burdened during the third quarter due to softer than anticipated sales, meaningful investments to support the roll out of our enhanced Brand Partner compensation plan, and a change in the estimated annual effective income tax rate that disproportionately impacted the current year quarter. Specifically, lower than expected earnings coupled with the concentration of operating and administrative expenses in the United States resulted in a meaningful increase in the annualized effective income tax rate in the third quarter from 45% to 65%. The adjustment was approximately $7.6 million greater than what would have been expected using the previously guided 45% tax rate.

“Our revised outlook reflects modest sequential improvement in both our direct sales and DTC businesses, albeit from a lower customer base as a result of third quarter performance. We have initiated and are executing a comprehensive process to align all costs throughout the business globally with our current level of sales. As a result of this realignment and rightsizing process, we expect to incur an estimated one-time charge of $4.7 million in the fourth quarter, which is reflected in our updated outlook. We will provide an update on this process, including the actual charge, when we report our fourth quarter and full-year results early next year.”
The Company’s fiscal 2025 outlook reflects:
•Net sales from the direct selling business of approximately $788 million;
•Net sales from Hiya of approximately $132 million, reflecting year-over-year growth of 16%;
•Fiscal 2025 is a 53-week year and includes one additional week of sales compared to fiscal 2024. Prior to 2025, the last 53-week year was in fiscal 2020.

_________________________
(1) Adjusted Diluted Earnings Per Share is a non-GAAP financial measure. The Company excludes acquisition-related costs, such as business transaction costs, integration expense and amortization expense from acquisition related intangible assets in calculating Adjusted Diluted Earnings Per Share. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Diluted (Loss) Earnings Per Share (GAAP) to Adjusted Diluted (Loss) Earnings Per Share (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(2) Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Net (Loss) Earnings (GAAP) to Adjusted EBITDA (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures Adjusted EBITDA and Adjusted diluted EPS. Adjusted EBITDA is a Non-GAAP financial measure of earnings before interest, taxes, depreciation, and amortization that also excludes certain adjustments as indicated below in the reconciliation from net earnings. Adjusted diluted EPS is a Non-GAAP financial measure of diluted earnings per share that excludes certain adjustments as indicated below in the reconciliation from diluted EPS.

Adjusted EBITDA (non-GAAP) is net earnings (loss) (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization, non-cash share-based compensation, and transaction-related expenses and integration costs for the Hiya acquisition. Adjusted EBITDA attributable to USANA (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to non-controlling interest related to Hiya.

Adjusted diluted earnings per share (non-GAAP) is diluted earnings (loss) per share (its most directly comparable GAAP financial measure) adjusted for amortization of intangible assets, transaction-related expenses, and integration costs related to the Hiya acquisition.

Management believes that Adjusted EBITDA (non-GAAP), Adjusted EBITDA attributable to USANA (non-GAAP), and Adjusted diluted earnings per share (non-GAAP), along with GAAP measures used by management, most appropriately reflect how the Company measures the business internally.

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”) and investors should not directly compare with or infer relationship from any of the Company’s operating results presented in accordance with GAAP to Adjusted EBITDA and Adjusted diluted earnings per share. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP financial information as a tool for comparison. As a result, the non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.

Reconciliation of Net (Loss) Earnings (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Quarter Ended		Nine months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net earnings (loss) attributable to USANA (GAAP)	$(6,522)	$10,607	$12,535	$37,576
Net earnings (loss) attributable to noncontrolling interest	(140)	—	537	—
Net earnings (loss)	$(6,662)	$10,607	$13,072	$37,576

Adjustments:
Income taxes	$8,456	$8,001	$24,278	$28,346
Interest (income) expense	(529)	(3,093)	(1,201)	(8,429)
Depreciation and amortization	5,112	5,559	16,050	16,345
Amortization of intangible assets - Hiya	4,455	—	13,366	—
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$10,832	$21,074	$65,565	$73,838

Add EBITDA adjustments:
Non-cash share-based compensation	3,576	3,542	10,078	10,945
Transaction, integration and transition costs - Hiya	179	—	871	—
Inventory step-up - Hiya	—	—	1,126	—
Consolidated adjusted EBITDA	14,587	24,616	77,640	84,783
Less: Adjusted EBITDA attributable to noncontrolling interest	(804)	—	(3,604)	—
Adjusted EBITDA attributable to USANA	$13,783	$24,616	$74,036	$84,783

Reconciliation of Diluted (Loss) Earnings Per Share (GAAP) to Adjusted Diluted (Loss) Earnings Per Share (non-GAAP)
(in thousands, except per share data)

	Quarter Ended		Nine months ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net earnings (loss) attributable to USANA (GAAP)	$(6,522)	$10,607	$12,535	$37,576

Earnings (loss) per common share - Diluted (GAAP)	$(0.36)	$0.56	$0.67	$1.96
Weighted Average common shares outstanding - Diluted	18,293	19,083	18,671	19,181

Adjustment to net earnings (loss):
Transaction, integration and transition costs - Hiya	$179	$—	$871	$—
Inventory step-up - Hiya	—	—	1,126	—
Amortization of intangible assets - Hiya	4,455	—	13,366	—
Adjustments to net earnings (loss) attributable to noncontrolling interest	(941)	—	(3,066)	—
Income tax effect of adjustments to net earnings (loss)	—	—	(4)	—
Adjusted net earnings (loss) attributable to USANA	$(2,829)	$10,607	$24,828	$37,576

Adjusted earnings (loss) per common share - Diluted	$(0.15)	$0.56	$1.33	$1.96
Weighted average common shares outstanding - Diluted	18,293	19,083	18,671	19,181

Management Commentary Document and Conference Call
For further information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Thursday, October 23, 2025 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “enhance,” “drive,” “anticipate,” “intend,” “improve,” “promote,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding Hiya’s growth in 2025 and continued growth in the future; statements about the Company’s long-term growth; and the statements under the sub-heading “Fiscal Year 2025 Outlook.” Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control, including: risks relating to global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Brand Partners; risk that our Brand Partner compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with our launch of new products or reformulated existing products; risks related to governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets, including potential adverse impact from tariffs, trade policies or other international disputes by and among the United States, China, or other markets that are important to the Company; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with early stage operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; risk that the Hiya acquisition disrupts each company’s current plans and operations; the diversion of the attention of the management teams of USANA and Hiya from ongoing business operations; the ability of to retain key personnel of Hiya; the ability to realize the benefits of the acquisition, including efficiencies and cost synergies; the ability to successfully integrate Hiya’s business with USANA’s business, at all or in a timely manner; and the amount of the costs, fees, expenses and charges related to the acquisition. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Brand Partners and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy,

and India. More information on USANA can be found at www.usana.com. USANA also owns a 78.8% controlling ownership stake in Hiya Health Products, a children's health and wellness company with a variety of clean-label products. More information on Hiya can be found at www.hiyahealth.com.

Investor contact: Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact: Sarah Searle
(801) 954-7626
media@usanainc.com

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 27, 2025	September 28, 2024
Net sales	$213,670	$200,221
Cost of sales	48,815	39,257
Gross profit	164,855	160,964
Operating expenses:
Brand Partner incentives	77,684	84,068
Selling, general and administrative	85,947	61,295
Total operating expenses	163,631	145,363
Earnings from operations	1,224	15,601
Other income (expense):
Interest income	578	3,142
Interest expense	(49)	(49)
Other, net	41	(86)
Other income (expense), net	570	3,007
Earnings before income taxes	1,794	18,608
Income taxes	8,456	8,001
Net (loss) earnings	(6,662)	10,607
Less: Net (loss) earnings attributable to redeemable noncontrolling interest	(140)	—
Net (loss) earnings attributable to USANA	$(6,522)	$10,607

(Loss) earnings per common share attributable to USANA
Basic	$(0.36)	$0.56
Diluted	$(0.36)	$0.56

Weighted average common shares outstanding
Basic	18,293	19,078
Diluted	18,293	19,083

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of September 27, 2025	As of December 28, 2024
ASSETS
Current assets
Cash and cash equivalents	$145,349	$181,768
Inventories	90,781	69,735
Prepaid expenses and other current assets	27,935	27,684
Total current assets	264,065	279,187
Property and equipment, net	96,212	94,565
Goodwill	144,288	144,168
Intangible assets, net	138,159	151,823
Deferred tax assets	24,157	19,644
Other assets*	59,710	58,806
Total assets	$726,591	$748,193

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$17,095	$11,984
Line of credit	—	23,000
Other current liabilities	101,569	104,641
Total current liabilities	118,664	139,625
Deferred tax liabilities	4,467	4,073
Other long-term liabilities	21,907	18,163

Redeemable noncontrolling interest	53,479	54,223

Total stockholders' equity attributable to USANA	528,074	532,109
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$726,591	$748,193

*Includes noncurrent inventories of $2,802 and $2,688 as of 27-Sep-25 and 28-Dec-24, respectively. Total inventories were $93,583 and $72,423 as of 27-Sep-25 and 28-Dec-24, respectively.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
SALES BY REGION
(in thousands)
(unaudited)

	Quarter Ended
	September 27, 2025		September 28, 2024		Change from prior year	Percent change	Currency impact on sales	Percent change excluding currency impact
Direct Selling:
Asia Pacific
Greater China	$92,571	43.3%	$102,261	51.1%	$(9,690)	(9.5%)	$504	(10.0%)
Southeast Asia Pacific	29,178	13.7%	37,267	18.6%	(8,089)	(21.7%)	393	(22.8%)
North Asia	17,690	8.3%	20,541	10.2%	(2,851)	(13.9%)	(403)	(11.9%)
Asia Pacific total	139,439	65.3%	160,069	79.9%	(20,630)	(12.9%)	494	(13.2%)
Americas and Europe	36,386	17.0%	38,398	19.2%	(2,012)	(5.2%)	72	(5.4%)
Direct Selling total	175,825	82.3%	198,467	99.1%	(22,642)	(11.4%)	566	(11.7%)
Hiya	30,846	14.4%	—	—%	30,846	N/A	—	N/A
Other	6,999	3.3%	1,754	0.9%	5,245	299.0%	—	299.0%
Consolidated total	$213,670	100.0%	$200,221	100.0%	$13,449	6.7%	$566	6.4%

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
DIRECT SELLING ACTIVE BRAND PARTNERS AND ACTIVE PREFERRED CUSTOMERS BY REGION
(unaudited)

Direct Selling Active Brand Partners by Region(1)
(unaudited)
	As of September 27, 2025		As of September 28, 2024
Asia Pacific
Greater China	61,000	36.3%	65,000	34.6%
Southeast Asia Pacific	43,000	25.6%	52,000	27.6%
North Asia	27,000	16.1%	28,000	14.9%
Asia Pacific Total	131,000	78.0%	145,000	77.1%

Americas and Europe	37,000	22.0%	43,000	22.9%
	168,000	100.0%	188,000	100.0%

Direct Selling Active Preferred Customers by Region(2)
(unaudited)
	As of September 27, 2025		As of September 28, 2024
Asia Pacific
Greater China	149,000	67.7%	178,000	67.4%
Southeast Asia Pacific	18,000	8.2%	24,000	9.1%
North Asia	10,000	4.6%	13,000	4.9%
Asia Pacific Total	177,000	80.5%	215,000	81.4%

Americas and Europe	43,000	19.5%	49,000	18.6%
	220,000	100.0%	264,000	100.0%
______________________________
(1)Brand Partners are independent distributors of our products who also purchase our products for their personal use. We only count as active those Brand Partners who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2)Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
OPERATING RESULTS AS A PERCENTAGE OF NET SALES
(unaudited)

	Quarter Ended
	September 27, 2025			September 28, 2024
	Direct selling & Other	Hiya direct-to-consumer	Consolidated	Direct selling & Other	Hiya direct-to-consumer	Consolidated
Net sales	100.0%	100.0%	100.0%	100.0%	N/A	100.0%
Cost of sales	20.7%	35.6%	22.8%	19.6%	N/A	19.6%
Gross profit	79.3%	64.4%	77.2%	80.4%	N/A	80.4%
Operating expenses:
Brand Partner incentives	42.5%	—%	36.4%	42.0%	N/A	42.0%
Selling, general and administrative	35.8%	66.5%	40.2%	30.6%	N/A	30.6%
Total operating expenses	78.3%	66.5%	76.6%	72.6%	N/A	72.6%
Earnings (loss) from operations	1.0%	(2.1)%	0.6%	7.8%	N/A	7.8%

Amortization of acquired intangible assets	0.2%	14.5%	2.2%	0.1%	N/A	0.1%

	Nine months ended
	September 27, 2025			September 28, 2024
	Direct selling & Other	Hiya direct-to-consumer	Consolidated	Direct selling & Other	Hiya direct-to-consumer	Consolidated
Net sales	100.0%	100.0%	100.0%	100.0%	N/A	100.0%
Cost of sales	19.1%	36.7%	21.7%	19.1%	N/A	19.1%
Gross profit	80.9%	63.3%	78.3%	80.9%	N/A	80.9%
Operating expenses:
Brand Partner incentives	42.7%	—%	36.4%	42.2%	N/A	42.2%
Selling, general and administrative	33.0%	60.8%	37.1%	29.6%	N/A	29.6%
Total operating expenses	75.7%	60.8%	73.5%	71.8%	N/A	71.8%
Earnings from operations	5.2%	2.5%	4.8%	9.1%	N/A	9.1%

Amortization of acquired intangible assets	0.2%	13.1%	2.0%	0.2%	N/A	0.2%